                           --------------------------

                       CORPORATE REORGANIZATION AGREEMENT

                           --------------------------

                                     Between

                                 SIDERTUBES S.A.

                                       and

                                  TENARIS S.A.



                         Dated as of September 13, 2002

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

           ARTICLE I FIRST CONTRIBUTION OF ALL ASSETS AND LIABILITIES

SECTION 1.01. First Contribution of All Assets and Liabilities...................................................2
SECTION 1.02. First Closing......................................................................................2


        ARTICLE II DELIVERY OF TENARIS SHARES TO THE PUBLIC SHAREHOLDERS.

SECTION 2.01. Delivery of Tenaris Shares.........................................................................2
SECTION 2.02. Treatment for U.S. federal income tax purposes.....................................................3
SECTION 2.03. Consideration......................................................................................3

          ARTICLE III SECOND CONTRIBUTION OF ALL ASSETS AND LIABILITIES

SECTION 3.01. Second Contribution of All Assets and Liabilities..................................................3
SECTION 3.02. Closing of the Second Contribution.................................................................4

       ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF SIDERTUBES

SECTION 4.01. Organization, Authority and Qualification of Sidertubes............................................4
SECTION 4.02. Ownership of the shares of Siderca, Tamsa and Dalmine..............................................4
SECTION 4.03. Representations and Warranties related to Tenaris Global Services..................................4
(a)                    Organization, Authority and Qualification of Tenaris Global Services......................4
(b)                    Subsidiaries..............................................................................5
(c)                    Capitalization............................................................................5
(d)                    Financial Information.....................................................................5
(e)                    Absence of Undisclosed Liabilities........................................................5
SECTION 4.04. Shares of Tenaris..................................................................................5
SECTION 4.05. Further Action.....................................................................................6


         ARTICLE V REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENARIS

SECTION 5.01. Organization, Authority and Qualification of Tenaris...............................................6
SECTION 5.02. Further Action.....................................................................................6


                        ARTICLE VI CONDITIONS TO CLOSINGS

SECTION 6.01. Conditions to Obligations of Sidertubes............................................................6
SECTION 6.02. Conditions to Obligations of Tenaris...............................................................7


                           ARTICLE VII INDEMNIFICATION

SECTION 7.01.          7

                     ARTICLE VIII TERMINATION AND AMENDMENT

SECTION 8.01.        Termination........................................................................................8
SECTION 8.02.        Effect of Termination..............................................................................8
SECTION 8.03.        Amendment..........................................................................................8


                          ARTICLE IX GENERAL PROVISIONS

SECTION 9.01.        Expenses...........................................................................................8
SECTION 9.02.        Notices............................................................................................8
SECTION 9.03.        Severability.......................................................................................9
SECTION 9.04.        Assignment.........................................................................................9
SECTION 9.05.        No Third Party Beneficiaries.......................................................................9
SECTION 9.06.        Governing Law......................................................................................9
SECTION 9.07.        Counterparts.......................................................................................9




                                       II

     CORPORATE REORGANIZATION AGREEMENT (this "Agreement"), dated as of September 13, 2002, between Sidertubes S.A., a societe anonyme holding organized under the laws of Luxembourg ("Sidertubes"), and Tenaris S.A., a societe anonyme holding organized under the laws of Luxembourg ("Tenaris").

     WHEREAS, Sidertubes owns a 99.68% interest in Tenaris.

     WHEREAS, Sidertubes, directly or through subsidiaries, owns a 71.17% interest in Siderca S.A.I.C. ("Siderca"), a 50.51% interest in Tubos de Acero de Mexico, S.A. ("Tamsa") and a 47.22% interest in Dalmine, S.A. ("Dalmine").

     WHEREAS, Tenaris owns a 99.90% interest in Invertub S.A. ("Invertub") and, through Invertub, holds a 19.21% interest in Siderca (with Siderca owning a 43.80% interest in Tamsa and a 47.00% interest in Dalmine).

     WHEREAS, the remaining interests in Siderca, Tamsa and Dalmine not held directly or indirectly by Sidertubes are held by the public.

     WHEREAS, Sidertubes also owns all the issued and outstanding shares of Abeluz S.A., a Uruguayan sociedad anonima that, as a part of the business reorganization described below, will be renamed Tenaris Global Services S.A. ("Tenaris Global Services").

     WHEREAS, the boards of directors of Sidertubes and Tenaris have each determined that it is in the best interests of each of Sidertubes and Tenaris to reorganize the businesses of Siderca, Tamsa, Dalmine and Tenaris Global Services as subsidiaries of Tenaris in order to consolidate Tenaris's corporate identity as a global company, increase the visibility of Tenaris's business by streamlining its corporate structure and its financial reporting, align the interests of all shareholders across Siderca, Tamsa and Dalmine, generate further operating and management synergies, and provide a more attractive investment opportunity in the steel pipe sector.

     WHEREAS, the boards of directors of Sidertubes and Tenaris have resolved to accomplish these objectives through (i) one or more contributions by Sidertubes to Tenaris of all of Sidertubes's assets and liabilities and (ii) an offer to the public (the "Exchange Offer") to exchange shares or ADSs, as the case may be, of Tenaris (the "Tenaris Shares") for shares or ADSs of Siderca (the "Siderca Shares"), shares or ADSs of Tamsa (the "Tamsa Shares") and shares of Dalmine (the "Dalmine Shares" and, together with the Siderca Shares and the Tamsa Shares, the "Target Shares").

     WHEREAS, the boards of directors of Sidertubes and Tenaris have determined that, subject to the terms and conditions set forth in this Agreement, Sidertubes shall (i) contribute to Tenaris all of its assets and liabilities in exchange for newly issued Tenaris Shares (the "First Contribution"); (ii) upon settlement of the Exchange Offer, satisfy Tenaris's obligation to deliver Tenaris Shares pursuant to the Exchange Offer by delivering to the shareholders of Siderca, Tamsa and Dalmine who have tendered their shares pursuant to the Exchange Offer (the "Public Shareholders") such Tenaris Shares out of the Tenaris Shares received by Sidertubes in connection with the First Contribution; and (iii) following Sidertubes' delivery of Tenaris Shares to the Public

Shareholders, make a second capital contribution to Tenaris (the "Second Contribution") of all of Sidertubes' assets and liabilities in exchange for newly-issued Tenaris Shares.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, Sidertubes and Tenaris hereby agree as follows:

                                   ARTICLE I
                FIRST CONTRIBUTION OF all ASSETS AND LIABILITIES

     SECTION 1.01. First Contribution of All Assets and Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, Sidertubes shall contribute, transfer and deliver to Tenaris, free and clear of all liens, equities, charges or other encumbrances ("Encumbrances"), all of its assets and liabilities as of the First Closing Date (as defined below), and Tenaris shall receive, accept and acquire such assets and liabilities.

     (b) The assets and liabilities subject to the First Contribution (which consist primarily of Sidertubes' interests in Siderca, Tamsa and Dalmine not already owned through Tenaris, the 100% interest in Tenaris Global Services, the Tenaris Shares owned by Sidertubes prior to the First Contribution and a credit on account of future capital contributions held by Sidertubes against Tenaris associated with the transfer of Invertub to Tenaris (the "Invertub Credit") are listed on Exhibit 1.01(a).

     (c) The value at which the assets and liabilities will be contributed to the Company shall be fixed by the parties in the deed to be executed before a Luxembourg notary on the First Closing Date (as defined below) in accordance with Luxembourg law (the "Deed"). Sidertubes and Tenaris acknowledge that, for purposes of the First Contribution and pursuant to Section Third of the "Agreement between Sidertubes and Tenaris regarding the contribution of the shares of the Argentine company Santa Maria S.A.I.F.", dated as of May 23, 2002, the amount of the Invertub Credit will be adjusted by valuing Invertub's (x) holding in Siderca at the same value to be assigned in the Deed to the shares of Siderca directly owned by Sidertubes and (y) other assets at book value.

     (d) Upon receipt of Sidertubes' assets and liabilities, Tenaris shall issue and deliver to Sidertubes 710.747.090 fully paid-up Tenaris Shares, with a value per share to be determined by reference to the value assigned in the Deed to the assets and liabilities contributed to the Company, out of which US$ 1 shall be allocated to share capital, US$.10 shall be allocated to legal reserve and the balance shall be allocated to share premium.

     SECTION 1.02. First Closing. The consummation of the First Contribution as contemplated by Section 1.01. above (the "First Closing") shall occur after the date of this Agreement and before the commencement of the Exchange Offer at such place and at such date as Sidertubes and Tenaris may mutually agree upon (the "First Closing Date").

                                   ARTICLE II
             DELIVERY OF TENARIS SHARES TO THE PUBLIC SHAREHOLDERS.

     SECTION 2.01. Delivery of Tenaris Shares. Promptly after the announcement by Tenaris of its acceptance of the Target Shares tendered pursuant to the Exchange Offer, Sidertubes shall deliver, or cause to be delivered, to the exchange agents of each jurisdiction where the Exchange Offer shall take place (the "Exchange Agents") Tenaris Shares in an amount sufficient to satisfy Tenaris' obligation pursuant to the Exchange Offer to deliver Tenaris Shares to the Public Shareholders in accordance with the exchange ratios determined for purposes of the Exchange Offer.

     SECTION 2.02. Treatment for U.S. federal income tax purposes.

     Sidertubes and Tenaris agree and acknowledge that, for U.S. federal income tax purposes, by delivering Tenaris Shares to the Exchange Agents pursuant to the Exchange Offer Sidertubes will be acting on behalf and as an agent of Tenaris.

     SECTION 2.03. Consideration.

     In consideration of Sidertubes' delivery of Tenaris Shares to the Exchange Agents, Sidertubes shall receive from Tenaris a loan note for an amount of dollars resulting from multiplying the number of Tenaris Shares delivered by Sidertubes to the Exchange Agents by the value per share assigned to the Tenaris Shares as per 1.01 (d) (the "Exchange Credit"), and the Exchange Credit shall be satisfied only as provided in Section 3.01.(b)(ii).

                                  ARTICLE III
                SECOND CONTRIBUTION OF ALL ASSETS AND LIABILITIES

     SECTION 3.01. Second Contribution of All Assets and Liabilities. (a) As soon as practicable after delivery of the Tenaris Shares to the Public Shareholders pursuant to the Exchange Offer (the "Settlement" of the Exchange Offer), Sidertubes shall contribute, transfer and deliver to Tenaris all of its assets and liabilities as of the Second Closing Date, free and clear of all Encumbrances, and Tenaris shall receive, accept and acquire such assets and liabilities. The assets and liabilities subject of this Second Contribution shall consist of any Tenaris Shares not delivered to the Public Shareholders (the "Remaining Tenaris Shares") and the Exchange Credit.

     (b) Upon receipt of such assets and liabilities, Tenaris shall issue and deliver to Sidertubes 710.747.090 fully paid-up Tenaris Shares in an amount calculated as follows: (i) one Tenaris Share for each Remaining Tenaris Share contributed by Sidertubes to Tenaris pursuant to the Second Contribution; and
(ii) as payment in full of the Exchange Credit, one Tenaris Share for each Tenaris Share delivered, or caused to be delivered, by Sidertubes to the Exchange Agents in accordance with Section 2.01 of this Agreement. All such new Tenaris Shares shall be issued at the same value per share than the Tenaris Shares issued pursuant to the First Contribution, out of which US$ 1 shall be allocated to share capital, US$.10 shall be allocated to legal reserve and the balance shall be allocated to share premium; provided that, if Section 3.01.(c) applies, such value shall be reduced as provided therein.

     (c) In the event that, as of the Second Closing Date (as defined below), the value of the Exchange Credit is higher than the market value of the Target Shares as determined in accordance with Luxembourg law, then, and only to the extent required by Luxembourg law, Sidertubes and Tenaris will agree to a reduction of the Exchange Credit to a value consistent with Luxembourg law's requirements for contributions in kind (Companies Law 26-

1), and the amount of such reduction will be deducted solely from the amounts allocated to share premium under Section 1.01(d), without affecting the number of Tenaris Shares to be issued pursuant to 3.01.(b).

     SECTION 3.02. Closing of the Second Contribution. The Second Contribution (the "Second Closing" and, together with the First Closing, the "Closings") shall be consummated as soon as practicable after the Settlement of the Exchange Offer at such place and at such date (the "Second Closing Date") as Sidertubes and Tenaris may mutually agree upon.

                                   ARTICLE IV
             REPRESENTATIONS, WARRANTIES and covenants OF SIDERTUBES

     Sidertubes hereby represents and warrants to Tenaris as follows:

     SECTION 4.01. Organization, Authority and Qualification of Sidertubes. Sidertubes is a corporation duly organized, validly existing and in good standing under the laws of the Grand Duchy of Luxembourg and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Sidertubes, the performance by Sidertubes of its obligations hereunder and the consummation by Sidertubes of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Sidertubes. This Agreement has been duly executed and delivered by Sidertubes, and this Agreement constitutes legal, valid and binding obligations of Sidertubes, enforceable against Sidertubes in accordance with its terms.

     SECTION 4.02. Ownership of the shares of Siderca, Tamsa and Dalmine. The shares of Siderca, Tamsa, and Dalmine shall be transferred to Tenaris free and clear from any Encumbrances and together with all rights now or hereafter attaching thereto, including voting rights and the right to all dividends, other distributions and interest payments declared, made or paid.

     SECTION 4.03. Representations and Warranties related to Tenaris Global Services

     (a) Organization, Authority and Qualification of Tenaris Global Services. Tenaris Global Services is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted, except to the extent that the failure to be so organized, existing and in good standing would not adversely affect the ability of Tenaris Global Services and the Subsidiaries (as defined herein below) to conduct their businesses. Tenaris Global Services is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified and in good standing would not adversely affect the ability of Tenaris Global Services and the Subsidiaries to conduct their businesses.

     (b) Subsidiaries. (i) Appendix 4.03 (b) (i) sets forth a true and complete list of all of Tenaris Global Services's subsidiaries (the "Subsidiaries"), listing for each entity its name, type of entity, the jurisdiction, its authorized capital stock, partnership capital or equivalent, the number of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests. Tenaris Global Services's ownership of the shares, partnership interests or similar ownership interests in the Subsidiaries is free and clear of any Encumbrance.

     (ii) Each Subsidiary: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified and in good standing would not adversely affect the ability of Tenaris Global Services and the Subsidiaries to conduct their business.

     (c) Capitalization. The capital stock of Tenaris Global Services consists of 359,275,000 shares of Common Stock all of which are validly issued, outstanding, fully paid and nonassessable. Upon consummation of the transactions contemplated by this Agreement and registration of the shares of Tenaris Global Services in the name of Tenaris in the stock records of Tenaris Global Services, Tenaris will own all the issued and outstanding capital stock of Tenaris Global Services free and clear of all Encumbrances.

     (d) Financial Information. Appendix 4.03(d) includes true and complete copies of the unaudited special consolidated balance sheet of Tenaris Global Services as of June 30, 2002, and the related audited consolidated statements of income, retained earnings, stockholders' equity of Tenaris Global Services accompanied by the reports thereon of Tenaris Global Services' accountants (collectively, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books of account and other financial records of Tenaris Global Services and the Subsidiaries, (ii) present fairly the consolidated financial condition and results of operations of Tenaris Global Services and the Subsidiaries as of the dates thereof or for the periods covered thereby, and (iii) have been prepared in accordance with International Accounting Standards.

     (e) Absence of Undisclosed Liabilities. There are no liabilities of Tenaris Global Services or any Subsidiary, other than liabilities (i) reflected or reserved against on the Financial Statements, or (iii) incurred since the date of the Financial Statements in the ordinary course of business, consistent with past practice, of Tenaris Global Services and the Subsidiaries.

     SECTION 4.04. Shares of Tenaris. The Tenaris Shares to be delivered to the Exchange Agents as provided in Section 2.01 of this Agreement shall be transferred free and clear from any Encumbrances and together with all rights attaching thereto, including voting rights and the right to all dividends, other distributions and interest payments declared, made or paid.

     SECTION 4.05. Further Action. Sidertubes shall use all reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law, and to execute and deliver such documents, as may be required to carry out the provisions of this Agreement and consummate and make effective all the transactions contemplated by this Agreement.

                                   ARTICLE V
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENARIS

     Tenaris hereby represents and warrants to Sidertubes as follows:

     SECTION 5.01. Organization, Authority and Qualification of Tenaris. Tenaris is a corporation duly organized, validly existing and in good standing under the laws of the Grand Duchy of Luxembourg and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Tenaris, the performance by Tenaris of its obligations hereunder and the consummation by Tenaris of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Tenaris and its stockholders. This Agreement has been duly executed and delivered by Tenaris, and this Agreement constitutes legal, valid and binding obligations of Tenaris, enforceable against Tenaris in accordance with its terms.

     SECTION 5.02. Further Action. Tenaris shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents, as may be required to carry out the provisions of this Agreement and consummate and make effective all the transactions contemplated by this Agreement.

                                   ARTICLE VI
                             CONDITIONS TO CLOSINGS

     SECTION 6.01. Conditions to Obligations of Sidertubes. (i) The obligation of Sidertubes to consummate the First Contribution as contemplated in Article I of this Agreement shall not be subject to the fulfillment or waiver of any condition.

     (ii) The obligations of Sidertubes to consummate the transactions contemplated by Articles II and III of this Agreement shall be subject to the fulfillment or written waiver by the applicable party of each of the following conditions:

          (a) All the conditions to which the Exchange Offer is subject, as set forth in the documentation for the Exchange Offer, shall have been fulfilled or waived by Tenaris, and the Target Shares tendered by the Public Shareholders pursuant to the Exchange Offer shall have been accepted by Tenaris.

          (b) No action shall have been commenced by or before any governmental authority against either Sidertubes or Tenaris, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Sidertubes, is likely to render it impossible or unlawful to consummate such transactions.

     SECTION 6.02. Conditions to Obligations of Tenaris. The obligations of Tenaris to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver of each of the following conditions:

          (a) At or prior to the First Closing, the representations and warranties of Sidertubes contained in this Agreement shall have been true and correct in all material respects.

          (b) At or prior to the Second Closing, Sidertubes shall have complied in all material respects with the covenants and agreements contained in this Agreement to be complied with by it.

          (c) At or prior to the Second Closing, no Action shall have been commenced or threatened by or before any Governmental Authority against either Sidertubes or Tenaris, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Tenaris, is likely to render it impossible or unlawful to consummate such transactions.

                                  ARTICLE VII
                                 INDEMNIFICATION

     SECTION 7.01.

     (a) Tenaris shall be indemnified and held harmless by Sidertubes for and against any and all liabilities, losses, damages, claims, demands, costs and expenses of any kind (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by Tenaris (hereinafter a "Loss"), arising out of or resulting from the breach of any representation, warranty, covenant or obligation made or assumed by Sidertubes in this Agreement.

     (b) Sidertubes shall be indemnified and held harmless by Tenaris for and against any and all Losses, arising out of or resulting from the breach of any representation, warranty, covenant or obligation made or assumed by Tenaris in this Agreement.

     (c) Sidertubes and its shareholders, directors, officers, agents and employees shall be indemnified and held harmless by Tenaris, from and against any Losses relating to or arising out of any claims from any person (other than Sidertubes) (including, but not limited to, governmental entities and persons acquiring Tenaris Shares) based on or caused by (i) activities performed by Sidertubes pursuant to this Agreement and the transactions contemplated hereto or (ii) the Exchange Offer and the information disclosed or statements made (or omitted to be made) by Tenaris or its officers, agents or advisors in connection thereto.

     (c) Either party shall give to the other party notice of any matter that has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     SECTION 8.01. Termination. This Agreement may be terminated:

          (a) by either Sidertubes or Tenaris if, between the date hereof and the First Closing the representations and warranties of Tenaris or Sidertubes, as the case may be, contained in this Agreement shall not have been true and correct in all material respects when made or Tenaris or Sidertubes, as the case may be, shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it; or

          (b) by either Tenaris or Sidertubes in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the Exchange Offer and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 8.02. Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith be of no further effect and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

     SECTION 8.03. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, Sidertubes and Tenaris.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     SECTION 9.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

     (a)      if to Sidertubes:
              23, Avenue Monterey
              Luxembourg - Luxembourg
              L-2086

              Telecopy:  41 22 807 03 81______________
              Attention:  Carlos Zandona

     (b)      if to Tenaris:
              23, Avenue Monterey
              Luxembourg - Luxembourg
              L-2086

              Telecopy:  41 22 807 03 81
              Attention:  Renato Lorenzin

     SECTION 9.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

     SECTION 9.04. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Sidertubes and Tenaris (which consent may be granted or withheld in the sole discretion of Sidertubes or Tenaris).

     SECTION 9.05. No Third Party Beneficiaries. Except for Article VII (c), this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

     SECTION 9.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Grand Duchy of Luxembourg.

     SECTION 9.07. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  [REMAINING PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Sidertubes and Tenaris have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 Sidertubes S.A.


                                 By:    /s/ Roberto Bonatti
                                        -------------------------------------
                                        Name: Roberto Bonatti
                                        Title: Director

                                 By:    /s/ Carlos Zandona
                                        -------------------------------------
                                        Name: Carlos Zandona
                                        Title: Director

                                 Tenaris S.A.


                                 By:    /s/ Fernando Mantilla
                                        -------------------------------------
                                        Name: Fernando Mantilla
                                        Title: Director

                                EXHIBIT 1.01 (a)
                      ASSETS AND LIABILITIES OF SIDERTUBES






ASSETS
Cash and Cash Equivalents
Invertub Credit
519.578.214 ordinary shares Class "A" of Siderca S.A.I.C.
23.813.115 ordinary shares of Tubos de Acero de Mexico S.A.
2.550.000 shares of Dalmine SpA
30,010 ordinary Shares of Tenaris S.A.
359,275,000 ordinary Shares of Tenaris Global Services S.A.
LIABILITIES
0.

                               APENDIX 4.03(b)(i)
                                  SUBSIDIARIES



TENARIS NETWORK:
=============================== ============= ============== ================== ===============
       SUBSIDIARY NAME          ENTITY TYPE      COUNTRY        MAIN DIRECT      SHAREHOLDER
                                                                SHAREHOLDER        COUNTRY
=============================== ============= ============== ================== ===============
Tenaris Global Services(1)      S.A.          Uruguay        Sidertubes S.A.    Luxembourg
------------------------------- ------------- -------------- ------------------ ---------------
Tenaris Global Services L.L.C.  L.L.C.        USA            Tenaris Global     Uruguay
                                                             Services S.A.
------------------------------- ------------- -------------- ------------------ ---------------
DST Europe Ltd.                 Ltd.          UK             Tenaris Global     Uruguay
                                                             Services S.A.
------------------------------- ------------- -------------- ------------------ ---------------
Tenaris Global Services B.V.    B.V.          Netherlands    Tenaris Global     Netherlands
                                                             Services B.V.
------------------------------- ------------- -------------- ------------------ ---------------
Siderca Corporation                           USA            Tenaris Global     Netherlands
                                                             Services B.V.
------------------------------- ------------- -------------- ------------------ ---------------
DST Japan K.K.                  K.K.          Japan          Tenaris Global     Netherlands
                                                             Services B.V.
------------------------------- ------------- -------------- ------------------ ---------------
Techintrade Canada Inc.         Inc.          Canada         Tenaris Global     Uruguay
                                                             Services S.A.
------------------------------- ------------- -------------- ------------------ ---------------
Techintrade Norway AS           AS            Norway         Tenaris Global     Uruguay
                                                             Services  S.A.
------------------------------- ------------- -------------- ------------------ ---------------
Socominter Trading Inc.         Inc.          Panama         Tenaris Global     Uruguay
                                                             Services S.A.
------------------------------- ------------- -------------- ------------------ ---------------


(Table continued from above)


TENARIS NETWORK:
=============================== ========= ============== =========== ========= ==============
       SUBSIDIARY NAME           % MAIN     MINORITY      COUNTRY     % MIN.     AMOUNT OF
                                                                                  SHARES
=============================== ========= ============== =========== ========= ==============
Tenaris Global Services(1)           100        -            -          -        359,275,000(2)
------------------------------- --------- -------------- ----------- --------- --------------
Tenaris Global Services L.L.C.       100        -            -          -             10,000
------------------------------- --------- -------------- ----------- --------- --------------
DST Europe Ltd.                      100        -            -          -              1,000
------------------------------- --------- -------------- ----------- --------- --------------
Tenaris Global Services B.V.         100        -            -          -                100
------------------------------- --------- -------------- ----------- --------- --------------
Siderca Corporation                  100                                                 266
------------------------------- --------- -------------- ----------- --------- --------------
DST Japan K.K.                   99.8333  Other O.T.     Japan         0.1667            600
------------------------------- --------- -------------- ----------- --------- --------------
Techintrade Canada Inc.              100        -            -          -            150,000
------------------------------- --------- -------------- ----------- --------- --------------
Techintrade Norway AS                100        -            -          -                500
------------------------------- --------- -------------- ----------- --------- --------------
Socominter Trading Inc.              100        -            -          -              1,000
------------------------------- --------- -------------- ----------- --------- --------------

------------------

(1) The current name is Abeluz S.A. and will change its name into Tenaris Global Services S.A.

(2) On June 27th, 2002 a shareholders meeting of Tenaris Global Services approved a capital increase for an amount of Uruguayan Pesos 357.775.000, changing the capital stock of the company from Uruguayan Pesos 1,500,000 to Uruguayan Pesos 359,275,000. Since such capital increase is in the process of being registered in Uruguay's Register of Corporations, the shares issued by Tenaris Global Services are represented as follows: (i) 1,500,000 shares by two definitive share certificates, one representing 375,000 shares and the other representing 1,125,000 shares, and (ii) 357.775.000 by one provisory share certificate that will be replaced by a definitive share certificate once the capital increase is registered in Uruguay's Register of Corporations.

------------------------------- ------------- -------------- ------------------ --------------- ---------
Socominter Trading Inc. Suc.    Branch        Colombia       Socominter         Panama               100
Colombia                                                     Trading Inc.
------------------------------- ------------- -------------- ------------------ --------------- ---------
Socominter de Bolivia S.R.L.    S.R.L.        Bolivia        Socominter         Panama                99
                                                             Trading Inc.

------------------------------- ------------- -------------- ------------------ --------------- ---------
Socominter Soc. Com.            Soc. Com.     Chile          Tenaris Global     Uruguay               99
Internacional Ltda.             Int. Ltda.                   Services S.A.
------------------------------- ------------- -------------- ------------------ --------------- ---------
Socominter S.A.3                S.A.          Venezuela      Tenaris Global     Uruguay              100
                                                             Services S.A.
------------------------------- ------------- -------------- ------------------ --------------- ---------

------------------------------- ------------- -------------- ------------------ --------------- ---------
Siderca Pte. Ltd.               Ltd.          Singapore      Tenaris Global     Uruguay              100
                                                             Services S.A.
------------------------------- ------------- -------------- ------------------ --------------- ---------
Socominter Far East Ltd.        Ltd.          Singapore      Tenaris Global     Uruguay              100
                                                             Services S.A.
------------------------------- ------------- -------------- ------------------ --------------- ---------
Techintrade (B.V.I.) Ltd.       Ltd.          B.V.I.         Tenaris Global     Uruguay              100
                                                             Services S.A.
------------------------------- ------------- -------------- ------------------ --------------- ---------
Tubular DST Nigeria Ltd.        Ltd.          Nigeria        Techintrade        B.V.I.             99.99
                                                             (B.V.I.) Ltd.
=============================== ============= ============== ================== =============== =========


(Table continued from above)


-------------------------------       ----------------      --------------     ---------      --------------
Socominter Trading Inc. Suc.                -                   -                 -
Colombia
-------------------------------       ----------------      --------------     ---------      --------------
Socominter de Bolivia S.R.L.          Tenaris               Uruguay                   1                 200
                                      Global
                                      Services S.A.
-------------------------------       ----------------      --------------     ---------      --------------
Socominter Soc. Com.                  Other O.T.            Panama                    1                 100
Internacional Ltda.
-------------------------------       ----------------      --------------     ---------      --------------
Socominter S.A.3                            -                   -                 -                 250,000

-------------------------------       ----------------      --------------     ---------      --------------
                                                                -                 -               1,712,979
-------------------------------       ----------------      --------------     ---------      --------------
Siderca Pte. Ltd.                           -                   -                 -                 100,000

-------------------------------       ----------------      --------------     ---------      --------------
Socominter Far East Ltd.                    -                   -                 -               1,000,000

-------------------------------       ----------------      --------------     ---------      --------------
Techintrade (B.V.I.) Ltd.                   -                   -                 -                   1,000

-------------------------------       ----------------      --------------     ---------      --------------
Tubular DST Nigeria Ltd.              Tenaris               Liechteinstein        -               5,000,000
                                      Connections A.G.
===============================       ================      ==============     =========      ==============


--------------------

3 Socominter S.A. is in the final stage of merging with TAD-Chacin C.A. The merger is expected to be completed by late July early August 2002

                                APPENDIX 4.03(d)
    UNAUDITED SPECIAL CONSOLIDATED BALANCE SHEET OF TENARIS GLOBAL SERVICES.



ABELUZ S.A.( TO BE NAMED TENARIS GLOBAL SERVICES S.A.)
BALANCE SHEET AT JUNE 30TH, 2002.
(IN US DOLLARS)

ASSETS                                                                 2002
                                                                   -----------
CURRENT ASSETS
Cash and cash equivalents                                           13.433.968
Receivables
  Trade receivables                                                118.702.199
  Other                                                             15.502.921
Inventories                                                        113.440.889
                                                                   -----------
                                                                   261.079.977
                                                                   -----------

NON CURRENT ASSETS
Receivables                                                          1.130.141
Investments                                                             48.154
Property, plant and equipment                                        2.046.158
Intangible assets                                                       56.473
Other assets                                                           425.647
                                                                   -----------
                                                                     3.706.573
                                                                   -----------

TOTAL ASSETS                                                       264.786.550
                                                                   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Trade payables                                                     234.009.976
Borrowings                                                           9.862.369
Tax liabilities                                                      3.997.851
Other debts                                                          2.290.974

                                                                   -----------
                                                                   250.161.170
                                                                   -----------

NON CURRENT LIABILITIES
Other liabilities                                                      281.564
                                                                   -----------
                                                                       281.564
                                                                   -----------

                                                                   -----------
TOTAL LIABILITIES                                                  250.442.734
                                                                   ===========


                                                                   -----------
SHAREHOLDERS' EQUITY                                                14.343.816
                                                                   ===========

                                                                   -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         264.786.550
                                                                   ===========
